UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

Xcerra Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue	02062
Norwood, Massachusetts	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 461-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 7, 2018, Xcerra Corporation, a Massachusetts corporation (“Xcerra” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cohu, Inc., a Delaware corporation (“Cohu” or “Parent”), providing for the merger of a wholly owned subsidiary of Parent (“Merger Sub”) with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.05 per share (the “Company Common Stock”), that is outstanding immediately prior to the Effective Time (excluding any shares owned by Xcerra, Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or the Company (which will be cancelled) and any shares with respect to which appraisal rights have been properly exercised under Massachusetts law) will be cancelled and automatically converted into the right to receive (A) $9.00 in cash, without interest thereon (the “Cash Consideration”), and (B) 0.2109 of a validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of Parent (“Parent Common Stock”).

Immediately prior to the Effective Time, each Company restricted stock unit that is outstanding and either (A) vests at the Effective Time or (B) is held by a non-employee member of the Board (each a “Vested Restricted Stock Unit”) shall be cancelled and terminated as of the Effective Time and the holder thereof shall receive, (1) an amount in cash (without interest) equal to the product of (x) the Cash Consideration multiplied by (y) the total number of shares of Company Common Stock represented by such Vested Restricted Stock Unit and (2) a number of shares of Parent Common Stock equal to the product of (x) the Stock Consideration multiplied by (y) the total number of shares of Company Common Stock represented by such Vested Restricted Stock Unit immediately prior to the Effective Time (such consideration, the “Restricted Stock Unit Consideration”).

Each Company restricted stock unit that is outstanding and unvested as of the Effective Time and not described in the immediately preceding paragraph (each an “Unvested Restricted Stock Unit”) shall be assumed by Parent and shall be converted into a Parent restricted stock unit award (each, an “Assumed Restricted Stock Unit Award”) representing the number of whole shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock represented by such Unvested Restricted Stock Unit immediately prior to the Effective Time multiplied by (y) the sum of (1) the Stock Consideration plus (2) the quotient of (A) the Cash Consideration divided by (B) the volume weighted average of the trading prices of Parent Common Stock on each of the three consecutive trading days ending on the trading day that is one trading day prior to the date of the closing of the Merger (the “Closing”), with the result rounded down to the nearest whole number of shares of Parent Common Stock. Each Assumed Restricted Stock Unit Award will be subject to the same terms and conditions applicable to the Company restricted stock units immediately prior to the Effective Time, including the same vesting restrictions and continued service requirements.

Concurrently with the execution of the Merger Agreement, Parent delivered to the Company true, correct, and complete copies of the executed debt commitment letter and related term sheets (the “Commitment Letter”), from the lenders (including any lenders who become a party thereto by joinder) party thereto (the “Lenders”) pursuant to which the Lenders have committed to provide, or cause to be provided, a senior secured term loan facility in an aggregate principal amount of $350.0 million to Parent for the purpose of funding the transactions contemplated by the Merger Agreement.

The Closing is subject to (i) the approval of the Merger Agreement by the affirmative vote of holders of two-thirds of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”) and (ii) the approval of the issuance of the Parent Common Stock in the Merger by the affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock (the “Parent Stockholder Approval”). The obligations of the parties to consummate the Merger are also subject to the satisfaction (or waiver, if applicable) of various customary conditions, including (i) the expiration or termination of the applicable waiting period under certain antitrust laws, including the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain governmental orders prohibiting the Merger, (iii) the effectiveness of the required registration statement on Form S-4 registering the shares of Parent Common Stock issuable in the Merger, (iv) authorization for listing of the shares of Parent Common Stock issuable in the Merger on the Nasdaq Global Market, (v) the accuracy of the representations and warranties of each party contained in the Merger Agreement (subject to certain materiality qualifications), (vi) other customary closing conditions and (vii) each party’s compliance with or performance of the covenants and agreements in the Merger Agreement in all material respects.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to carry on its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Closing, (ii) not to engage in specified types of transactions or take certain actions during the interim period unless consented to in writing by Parent, (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (iv) subject to certain exceptions, not to withhold or withdraw (or qualify or modify in a manner adverse to Parent) the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions for alternative acquisition proposals that the Board determines either constitute or would reasonably be expected to lead to a superior acquisition proposal.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including in connection with the Company’s entry into a definitive agreement providing for the consummation of a Superior Proposal as permitted under the Merger Agreement, the Company will be required to pay Parent a termination fee of $22.8 million.

The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay the Company a termination fee of $22.8 million (the “Parent Termination Fee”). The Parent Termination Fee will become payable from Parent to the Company if the Merger Agreement is terminated by the Company in the event that (i) Parent breaches its representations and warranties or covenants such that the applicable closing condition regarding representations and warranties or performance of covenants would not be satisfied (subject to specified cure rights) or (ii) Parent makes a change to its recommendation of the Merger in connection with the Parent Stockholder Approval or breaches any its obligations detailed in Section 6.6 of the Merger Agreement. If the Merger Agreement is terminated by the Company in the event that all of Parent’s conditions to the Closing are satisfied or waived, the Company has irrevocably confirmed in writing that all of the Company’s conditions to the Closing are satisfied or waived and that the Company is ready, willing and able to consummate the Merger and Parent has failed to consummate the Merger, Parent will be required to pay the Company a termination fee of $45,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, were made only for purposes of the Merger Agreement, and are qualified by information in a confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as a characterization of the actual state of facts about the Company or Parent or any of their respective subsidiaries.

Item 8.01	Other Events.

On May 8, 2018, Xcerra and Parent issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 8, 2018, Xcerra delivered a presentation to Xcerra’s employees. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On May 7, 2018, Xcerra delivered a “Company Messaging Framework” document to certain members of Xcerra’s sales team. A copy of the document is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On May 8, 2018, Xcerra delivered an “Employee Frequently Asked Questions” document to Xcerra’s employees. A copy of the document is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

On May 8, 2018, a representative of Xcerra sent an email to Xcerra’s employees announcing the Merger Agreement. A copy of the email is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

On May 8, 2018, a representative of Xcerra sent an email to Xcerra’s customers announcing the Merger Agreement. A copy of the email is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

On May 8, 2018, a representative of Xcerra sent an email to Xcerra’s vendors announcing the Merger Agreement. A copy of the email is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

Additional Information and Where to Find It

Cohu Inc., (“Cohu”) will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the Cohu common stock to be issued in the proposed transaction and a joint proxy statement of Cohu and Xcerra Corporation (“Xcerra”) in connection with the proposed transaction (the “Joint Proxy Statement/Prospectus”) and other documents concerning the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be delivered to the stockholders of Xcerra and Cohu after the Registration Statement is declared effective by the SEC. This communication is not a substitute for the Registration Statement, the definitive Joint Proxy Statement/Prospectus or any other documents that Xcerra or Cohu may file or may have filed with the SEC, or will send or have sent to stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive Joint Proxy Statement/Prospectus (when it is available) and other documents filed by Xcerra and Cohu with the SEC at the SEC’s website at www.sec.gov. The definitive Joint Proxy Statement/Prospectus and other documents filed by Xcerra or Cohu may also be obtained free of charge by visiting the Xcerra Investor Relations page on its corporate website at https://xcerra.com/investors or by contacting Xcerra Investor Relations by telephone at (781) 467-5063 or by mail at Xcerra Investor Relations, Xcerra Corporation, 825 University Avenue, Norwood, MA 02062, attention Rich Yerganian or by visiting the Cohu Investor Relations page on its corporate website at https://cohu.gcs-web.com or by contacting Cohu Investor Relations by telephone at (858) 848-8106 or by mail at Cohu Corporate Headquarters, 12367 Crosthwaite Circle, Poway, CA 92064, attention Jeffrey D. Jones.

Forward Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra and Cohu and the ability to consummate the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR); (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Xcerra and Cohu to consummate the proposed transaction, including as a result of the failure of Cohu to obtain or provide on a timely basis or at all the necessary financing; (iii) the ability of Xcerra and Cohu to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Xcerra, Cohu or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Xcerra’s and/or Cohu’s respective businesses; (vii) the ability of Xcerra or Cohu to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Xcerra’s or Cohu’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Xcerra’s or Cohu’s ability to pursue certain business opportunities or strategic transactions; (xi) continued availability of capital and financing and rating agency actions; (xii) legislative, regulatory and economic developments; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiv) such other factors as are set forth in (A) Xcerra’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Xcerra’s Form 10-K for the fiscal year ended July 31, 2017, (B) Cohu’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Cohu’s Form 10-K for the fiscal year ended December 31, 2017, (C) in the Registration Statement on Form S-4 that has or will be filed by Cohu with the SEC and the prospectus and joint proxy statement of Cohu and Xcerra that is or will be contained therein, and (D) the other filings made by Xcerra or Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Xcerra can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Xcerra, Cohu, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed “participants” in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Xcerra stockholders or Cohu stockholders generally, is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Information regarding Xcerra’s directors and executive officers and their beneficial ownership of Xcerra common stock is also set forth in Xcerra’s proxy statement on Schedule 14A filed with the SEC on September 5, 2017, and in its Annual Report on Form 10-K for the year ended July 31, 2017, and is supplemented by other public filings made, and to be made, with the SEC by Xcerra. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Xcerra Investor Relations page on its corporate website at https://xcerra.com/investors. Information concerning Cohu’s directors and executive officers and their beneficial ownership of Cohu’s common stock is set forth in Cohu’s annual proxy statement on Schedule 14A filed with the SEC on April 3, 2018, and in its Annual Report on Form 10-K for the year ended December 31, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Cohu Investor Relations page on its corporate website at https://cohu.gcs-web.com. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus regarding the proposed transaction and other relevant materials that have been or will be filed with the SEC when they become available. You may obtain copies of the documents described in the preceding sentence when they become available free of charge by visiting the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 7, 2018, by and among Cohu, Inc., Xavier Acquisition Corporation and Xcerra Corporation

99.1	Joint Press Release of Cohu, Inc. and Xcerra Corporation, dated May 8, 2018

99.2	Presentation delivered to Xcerra’s employees, dated as of May 8, 2018

99.3	Company Messaging Framework delivered to Xcerra’s sales team, dated as of May 7, 2018

99.4	Employee Frequently Asked Questions, dated as of May 8, 2018

99.5	Email to Xcerra employees, dated as of May 8, 2018

99.6	Email to Xcerra customers, dated as of May 8, 2018

99.7	Email to Xcerra vendors, dated as of May 8, 2018

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Xcerra agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 8, 2018

Xcerra Corporation

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	President and Chief Executive Officer